Exhibit 99.77i

MA SOC	Filing Number: 200975751190	Date: 09/23/2009 10:08 AM

THE ALGER AMERICAN FUND
CERTIFICATE OF AMENDMENT

The undersigned, being the Secretary of The Alger American Fund (the “Trust”), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust dated April 6, 1988, as amended (the “Declaration of Trust”), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on September 22, 2009, the Declaration of Trust is amended effective September 23, 2009 as follows:

(a)        The first clause of Section 1.1 of the Declaration of Trust is hereby amended by this Certificate of Amendment to read in its entirety as follows:

“SECTION 1.1 Name. The name of the Trust shall be ‘The Alger Portfolios’.”

; and

(b)        The names of the Portfolios established by Sections 6.1 and 6.2 of the Declaration of Trust and by various Certificates of Designation, are hereby amended to be as follows:

1.
The name of the Alger American Balanced Portfolio established by Section 6.1 of the Declaration of Trust and by the Certificate of Designation dated December 15, 1988, and amended by Certificate of Amendment dated June 25, 1992 is hereby further amended to the “Alger Balanced Portfolio.

2.
The name of the Alger American Capital Appreciation Portfolio established by Section 6.1 of the Declaration of Trust and by the Certificate of Designation dated February 16, 1994 and amended by Certificate of Amendment dated February 12, 2008, is hereby further amended to be the “Alger Capital Appreciation Portfolio”.

3.
The name of the Alger American Income & Growth Portfolio established by Section 6.2 of the Declaration of Trust and amended by consent dated April 28, 1988, is hereby further amended to be the “Alger Growth & Income Portfolio.

4.
The name of the Alger American LargeCap Growth Portfolio established by Section 6.2 of the Declaration of Trust and amended by consent dated April 28, 1988 and Certificate of Amendment dated February 12, 2008, is hereby further amended to be the “Alger LargeCap Growth Portfolio”.

5.
The name of the Alger American MidCap Growth Portfolio, established by Section 6.1 of the Declaration of Trust and by the Certificate of Designation dated February 24, 1993, is hereby further amended to be the "Alger MidCap Growth Portfolio”.

6.
The name of the Alger American SmallCap Growth Portfolio, established by Section 6.2 of the Declaration of Trust and amended by consent dated April 28, 1988 and Certificate of Amendment dated February 12, 2008, is hereby further amended to be the “Alger Small Cap Growth Portfolio”.

7.
The name of the Alger American SMidCap Growth Portfolio established by Section 6.1 of the Declaration of Trust and by the Certificate of Designation dated September 21, 2007, and amended by Certificate of Amendment dated April 23, 2009 is hereby further amended to be the “Alger SMid Cap Growth Portfolio.

The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 22nd day of September, 2009.

/s/ Hal Liebes
Hal Liebes
Secretary

ACKNOWLEDGEMENT

State of New York	}
	}	ss.
County of New York	}		September 22, 2009

Then personally appeared the above, Hal Liebes, and acknowledged the foregoing instrument to be his free act and deed before me,

/s/ Lisa Moss
Notary Public
My Commission Expires:

LISA A. MOSS
Notary Public, State of New York
No. 02MO4964918
Qualified in Kings County
Commission Expires April 16, 2012

MA SOC	Filing Number: 200975751190	Date: 09/23/2009 10:08 AM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

September 23, 2009 10:08 AM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth